      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 CKS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       DELAWARE                                         77-0385435
------------------------                    ------------------------------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               10441 BANDLEY DRIVE
                           CUPERTINO, CALIFORNIA 95014
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                           1995 DIRECTORS' OPTION PLAN

                            (FULL TITLE OF THE PLANS)


                                 MARK D. KVAMME
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CKS GROUP, INC.
                               10441 BANDLEY DRIVE
                           CUPERTINO, CALIFORNIA 95014
                                 (408) 366-5100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:
                              BARRY E. TAYLOR, ESQ.
                              DANIEL R. MITZ, ESQ.
                               RAMSEY HANNA, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                         AMOUNT           PROPOSED                    PROPOSED           AMOUNT OF
     TITLE OF SECURITIES TO              TO BE         MAXIMUM OFFERING           MAXIMUM AGGREGATE     REGISTRATION
          BE REGISTERED                REGISTERED     PRICE PER SHARE (1)           OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1997
Employee Stock Purchase Plan            300,000          $19.00/sh(2)                $5,700,000
Common Stock issuable under
1995 Directors' Option Plan             100,000          $19.00/sh(2)                $1,900,000

Total shares of Common Stock            400,000                                      $7,600,000           $2,304
===================================================================================================================


(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

(2) Based upon the closing price per share as reported by the Nasdaq Stock Market as of the close of business on June 4, 1998.

                                 CKS GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

        1. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 1, 1998.

        2. The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997

        3 The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A dated October 23, 1995, including any amendment or report filed for purposes of updating such description.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

               Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (subject to certain exceptions) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8. EXHIBITS

Exhibit
Number                 Document
------                 --------
4.1     1997 Employee Stock Purchase Plan.

4.2(1)  1995 Directors' Option Plan.

5.1     Opinion of counsel as to legality of securities being registered.

23.1    Consent of KPMG Peat & Marwick LLP, Independent Auditors.

23.2    Consent of Ernst & Young LLP, Independent Auditors.

23.3    Consent of Counsel (contained in Exhibit 5.1).


Exhibit
Number          Document
------          --------
24.1    Power of Attorney (see page 5).

        (1) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1, declared effective December 14, 1995.


ITEM 9. UNDERTAKINGS

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act or 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, CKS Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 5th day of June, 1998.

                                       CKS GROUP, INC.


                                       By: /s/ CARLTON H. BAAB
                                           -------------------------------------
                                           Carlton H. Baab, Executive Vice
                                           President and Chief Operating Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Kvamme, Carlton H. Baab and Robert T. Clarkson and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                              Title                          Date
        ---------                              -----                          ----


/s/ MARK D. KVAMME                   President, Chief Executive             June 5, 1998
------------------------------       Officer and Chairman of the Board
Mark D. Kvamme

/s/ CARLTON H. BAAB                  Executive Vice President,
------------------------------       Chief Operating Officer, and           June 5, 1998
Carlton H. Baab                      Chief Financial Officer,

/s/ THOMAS K. SUITER                 Director                               June 5, 1998
------------------------------
Thomas K. Suiter

/s/ ALEXANDRE BALKANSKI              Director                               June 5, 1998
Alexandre Balkanski

/s/ PIERRE R. LAMOND                 Director                               June 5, 1998
------------------------------
Pierre R. Lamond

/s/ BARRY R. LINSKY                  Director                               June 5, 1998
------------------------------
Barry R. Linsky

/s/ MICHAEL B. SLADE                 Director                               June 5, 1998
------------------------------
Michael B. Slade


                                INDEX TO EXHIBITS


        Number                      Description
        ------                      -----------
        4.1     1997 Employee Stock Purchase Plan

        4.2(1)  1995 Directors' Option Plan

        5.1     Opinion of counsel as to legality of Securities being registered

        23.1    Consent of KPMG Peat Marwick LLP, Independent Auditors

        23.2    Consent of Ernst & Young LLP, Independent Auditors.

        23.3    Consent of Counsel (contained in Exhibit 5.1)

        24.1    Power of Attorney

----------
(1) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1, declared effective December 14, 1995.